U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ALPHA WIRELESS BROADBAND, INC.
               (Exact name of registrant as specified in charter)

              Nevada                                             33-0845463
  (State or other jurisdiction                                 (I.R.S. Employer
 of incorporation or organization)                           Identification No.)

          Albert Reda, President                      Marc R. Tow, Esq.
       Alpha Wireless Broadband, Inc.           Marc R. Tow & Associates APC
       10120 S. Eastern Avenue, #200            3920 Birch Street, Suite 102
          Henderson, Nevada 89052                  Newport Beach, CA 92660
              (775) 588-2387                          (949) 975-0544
  ---------------------------------          ---------------------------------
     (Address and telephone number of           (Name, address and telephone
 Registrant's Principal Executive Offices)       number of agent for service)

                  2005 Employees and Consultants Stock Plan I
                             Albert Reda, President
          Alpha Wireless Broadband, Inc, 10120 S. Eastern Avenue, #200,
                             Henderson, Nevada 89052
                            Telephone (775) 588-2387
                  -------------------------------------------
                            (Full title of the plan)

                        Copies of all communications to:
                          Marc R. Tow & Associates, APC
          3920 Birch Street, Suite 102, Newport Beach, California 92660
                Telephone (949) 975-0544 Facsimile (949) 975-0547

                        Calculation of Registration Fee

                                   Proposed
                                    maximum     Proposed
Title of                           offering      maximum      Amount of
securities to     Amount to be     price per    offering    registration
be registered      registered        share        price          fee

Common Stock,
par value
0.001          1,000,000,000(1)  $ 0.0002(2)  $200,000(2)  $     23.54


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The proposed maximum offering price per share of Common Stock and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The fee for the shares being registered is based upon the closing bid price of the Common Stock on January 7, 2005, as reported on the OTC Bulletin Board.

                                TABLE OF CONTENTS
                                -----------------

PART  I  INFORMATION  REQUIRED  IN  SECTION  10(A)  PROSPECTUS
--------------------------------------------------------------
  Item  1.  Plan  Information
  ---------------------------
  Item  2.  Registrant  Information  and  Employee  Plan  Annual  Information
  ---------------------------------------------------------------------------
PART  II  INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT
-----------------------------------------------------------------
  Item  3.  Incorporation  of  Documents  by  Reference
  -----------------------------------------------------
  Item  4.  Description  of  Securities
  -------------------------------------
  Item  5.  Interests  of  Named  Experts  and  Counsel
  -----------------------------------------------------
  Item  6.  Indemnification  of  Directors  and  Officers
  -------------------------------------------------------
  Item  7.  Exemption  for  Registration  Claimed
  -----------------------------------------------
  Item  8.  Exhibits
  ------------------
  Item  9.  Undertakings
  ----------------------
SIGNATURES
----------
EXHIBIT  4
----------
EXHIBIT  5
----------
EXHIBIT  23.1
-------------
EXHIBIT  23.2
-------------
EXHIBIT  24
-----------

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM  1.  PLAN  INFORMATION

See  Item  2  below.

ITEM  2.  REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION

The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933. The participants shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

A copy of any document or part hereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to 10120 S. Eastern Avenue, #200 Henderson, Nevada 89052.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

The following documents filed by the Company under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

(a) The Registrant's latest annual report on Form 10-KSB/A and any amendments thereto for the fiscal year ended June 30, 2004.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the financial statements contained in the Form 10KSB and any amendments thereto referred to in (a) above.

In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document which is also incorporated by reference herein modified or superseded such statement.

ITEM  4.  DESCRIPTION  OF  SECURITIES

Not  applicable.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

Other than as set forth below, no named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Registrant.

Marc R. Tow will receive 70,000,000 of Common stock of the Registrant. These shares are being paid pursuant to the Registrant "2005 Employees and Consultants Stock Plan I", for legal service previously rendered under attorney client contract in connection with Corporate, securities and litigation work for the Registrant.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

Limitation  of  Liability.

(a)     Articles  of  Incorporation  and  Bylaws.

Neither the articles of incoproration nor bylaws of the Registrant contain any provisions with regard to the liability of an officer and director.

(b)     Nevada  Revise  Statutes.

"NRS 78.138 Directors and officers; Exercise of powers; performance of duties; presumptions and considerations; liability to corporation and stockholders.

     (7)  Except  as  otherwise  provided in NRS 35.230, 90.660, 91.250,452.200,
452,270, 668.045 and 694A.030, a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of an act or failure to act in his capacity as a director unless it is proven that:

(a) His act or failure to act constituted a breach of his fiduciary as a director or officer; and
(b) His breach of those duties involved intentional misconduct, fraud or a knowing violation of law"
Indemnification.

(a)     Articles  of  Incorporation  and  Bylaws.

There are no provisions in the articles of incorporation with regard to indemnification. The bylaws of the Registrant provide the following with respect to indemnification; Corporation shall indemnify to the fullest extent permitted by law each person that such law grants the Corporation the power to indemnify."

(b)     Nevada  Revised  Statutes.

"NRS 78.7502 Discretionary and mandatory indemnification of officers, directors, and employees and agents; General provisions.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a) Is not liable pursuant to NRS 78.138 [directors and officers duty to exercise their powers in good faith and with a view to the interests of the corporation], or
(b) Acted in good faith and in a manner which he reasonably believe to be in or not opposed to the best interest of the corporation, and , with respect to an criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS
78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that , with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to a procure a judgment in its favor by a reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)     Is  not  liable  pursuant  to  NRS  78.138;  or

(b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection 1 amd2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

NRS 78.751 Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses;

1. Any discretionary indemnificati0on pursuant to NRS 78.7502, unless ordered by a court or advance pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer,, employee or agent is proper in the circumstances. The determination must be made;

(a)     By  the  stockholders;

(b) By the board of directors by a majority vote or a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3. The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses maybe entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or office if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud of a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

NRS 78.752 Insurance and other financial arrangement against liability of directors, officers, employees and agents;

1. A corporation may purchase=e and maintain insurance or make other financial arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

2. The other finance=al arrangement made by the corporation pursuant to sucsection1 may include the following;

(a)     The  creation  of  a  trust  fund.

(b)     The  establishment  of  a  program  of  self-insurance.

(c) The securing of its obligation of indemnification by granting a security interest of other lien on any assets of the corporation.

(d)     The  establishment  of  a  letter  of  credit,  guaranty  or  surety.

No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court

3. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approve by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

4.     In  the  absence  of  fraud;

(a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance of other financial arrangement made pursuant to this section and the choice of the arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

(b)     The  insurance  or  other  financial  arrangement:

(i)     Is  not  void  or  voidable;  and

(ii) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

5. A corporation or its subsidiary which provide self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of NRS."

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED

Not  applicable.

ITEM  8.  EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

ITEM  9.  UNDERTAKINGS

The  undersigned  Company  hereby  undertakes:

A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchanges Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by referent in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

C. To deliver of cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 of Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent of given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

D. That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on January 12, 2005.


                                                 ALPHA WIRELESS BROADBAND, INC.

                                                 /s/ Albert R. Reda
                                                 ------------------
                                                 Albert R. Reda


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

ALPHA WIRELESS BROADBAND, INC.

/s/  Albert  R.  Reda
---------------------
Albert  R.  Reda,  President
Date:  January  12,  2005

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach,State of California, on January 12, 2005.

2004  Employees  and  Consultants  Stock  Plan  III

By:  /s/ Albert  R.  Reda
     --------------------
Albert R. Reda, Chairman of the Board of Directors


                            SPECIAL POWER OF ATTORNEY

The undersigned constitute and appoint Albert R. Reda their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:


       Signature                Title                  Date

/s/  Albert  R.  Reda  Chief Executive Officer/  January 12, 2005
---------------------    Secretary/ Treasurer/
   Albert R. Reda              Chairman

EXHIBIT  INDEX

Exhibit
   No.   Description

4        2005 Employees and Consultants Stock Plan I, (filed herewith).

5        Opinion  Re:  Legality  (filed  herewith).

23.1     Consent  of  Accountants  (filed  herewith).

23.2     Consent  of  Counsel  (included  in  Exhibit  5).

24       Special  Power  of  Attorney  (see  signature  page).